United States Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to section 240.14a-12

SHARPS COMPLIANCE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: _____________________________________
(2)	Aggregate number of securities to which transaction applies: _____________________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) ________________

(4)	Proposed maximum aggregate value of transaction: ____________________________________________
(5)	Total fee paid: __________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ____________________________________________
(2)	Form, Schedule or Registration Statement No.: ___________________________
(3)	Filing Party: ______________________________________________________

October _, 2018
Dear Stockholder:
On behalf of the board of directors (the “Board of Directors”), I cordially invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Sharps Compliance Corp., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, November 15, 2018 at 10:00 a.m. (central time) in the Boardroom at the Company’s principal executive offices located at 9220 Kirby Drive, Suite 500, Houston, Texas 77054.  The formal Notice of the Annual Meeting is set forth in the enclosed materials.
This year, you are being asked to:

1)	act upon the election of five (5) directors,
2)	approve an amendment to the Company’s certificate of incorporation to increase the authorized shares of common stock from 20,000,000 to 40,000,000,
3)	cast a non-binding advisory vote on executive compensation, and
4)	ratify the selection by the Audit Committee of the Company’s Board of Directors of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year.

The Board of Directors recommends that you vote “For” Proposals 1, 2, 3 and 4. These matters are discussed in greater detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
Your participation and vote are important.  Even if you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give in your proxy.  Returning the proxy card will not limit your right to attend or vote at the Annual Meeting.  If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy card.
Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on November 15, 2018. The Proxy Statement and a copy of our Annual Report on Form 10-K for the year ended June 30, 2018 are available at:
http://investor.sharpsinc.com/annuals.cfm
On behalf of the Board of Directors, I would like to express our appreciation for your continued support of our Company.  We look forward to seeing you at the Annual Meeting.

Sincerely,

Phillip C. Zerrillo Ph.D. Chairman of the Board

9220 Kirby Drive, Suite 500
Houston, Texas 77054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 15, 2018

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Sharps Compliance Corp., a Delaware corporation (the “Company”), will be held on Thursday, November 15, 2018 at 10:00 a.m. (central time) in the Boardroom at the Company’s principal executive offices located at 9220 Kirby Drive, Suite 500, Houston, Texas 77054 for the purpose of considering and voting upon the following:

1)	the election of five (5) directors
2)	an amendment to the Company’s certificate of incorporation to increase the authorized shares of common stock from 20,000,000 to 40,000,000,
3)	a non-binding advisory vote on executive compensation and
4)	the ratification of the selection by the Audit Committee of the Company’s Board of Directors of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year.

The Board of Directors recommends that you vote “For” Proposals 1, 2, 3 and 4. These items of business are more fully described in the proxy statement accompanying this notice. The Company’s Board of Directors has fixed the close of business on September 24, 2018 as the record date for the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

You are cordially invited to attend the annual meeting. To ensure that your shares are represented and voted, however, you should complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible. Your shares will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted by signing and returning a proxy for the same shares bearing a later date, by filing with the Corporate Secretary of the Company a written revocation bearing a later date or by attending the Annual Meeting and voting in person. You will still be able to vote your shares in person should you decide to attend the Annual Meeting, even if you have previously returned your proxy card.

By Order of the Board of Directors

Diana P. Diaz
Corporate Secretary
Houston, Texas
October _, 2018

YOUR VOTE IS IMPORTANT
Please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope so that your shares will be represented whether or not you attend the Annual Meeting.

SHARPS COMPLIANCE CORP.
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Principal Executive Offices)

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 15, 2018

SOLICITATION AND OTHER INFORMATION RELATED TO THE COMPANY

General and Revocability of Proxies

This Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Sharps Compliance Corp., a Delaware corporation (referred to herein as, the “Company”, “we”, “us” or “our”), on behalf of the Company, to be used at the Annual Meeting of Stockholders of the Company to be held on November 15, 2018 (the “Annual Meeting”) at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and adjournment(s) or postponement(s) thereof. This Proxy Statement, the attached proxy card and the Notice of Annual Meeting are expected to be mailed to the stockholders of the Company on or about October _, 2018.

The accompanying proxy is designed to permit each holder of the Company's common stock, par value $0.01 per share (the “Common Stock”), (i) to vote for or withhold voting for, the nominees for election as directors of the Company, (ii) to approve an amendment to the Company’s certificate of incorporation to increase the authorized shares of common stock from 20,000,000 to 40,000,000, (iii) to cast a non-binding advisory vote for or against or abstain from voting for, the executive compensation for the “Named Executive Officers” of the Company as named in this Proxy Statement (referred to as “say-on-pay”) and (iv) to ratify the selection by the Audit Committee of the Company’s Board of Directors (the “Board of Directors” or the “Board”) of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the current fiscal year. When a stockholder’s executed proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. Except as otherwise provided herein, if a proxy is signed without choices specified, those shares will be voted in accordance with the recommendations of the Board set forth herein. If any other matters properly come before the Annual Meeting, the proxies will vote upon such matters according to their judgment.

The Company encourages the personal attendance of its stockholders at the Annual Meeting, and execution of the accompanying proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote his or her shares in person. Any stockholder with a valid proxy has the right to revoke it by giving written notice of revocation to: Diana P. Diaz, Corporate Secretary, Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054, at any time before the proxy is voted, by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

All expenses of the Company in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s directors, officers and employees may solicit proxies by telephone or other means of communication. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held of record by such persons and will reimburse such persons and their transfer agents for their reasonable out-of-pocket expenses in forwarding such material.

The date of this Proxy Statement is October _, 2018.

Availability of Information at Company Website, Including Annual Report on Form 10-K

The Company’s website address is www.sharpsinc.com.  Information provided at the website includes, among other items, current charters for the Audit, Compensation and Corporate Governance Committees of the Board of Directors, Board committees and their composition, the Company’s Code of Ethics, the Company’s Insider Trading Policy, the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, news releases and other information of interest to investors.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, containing audited consolidated balance sheets as of June 30, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity and of cash flows for the three fiscal years ended June 30, 2018, is available at http://investor.sharpsinc.com/annuals.cfm. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended June 30, 2018, which the Company has filed with the Securities and Exchange Commission (the “SEC”) (and is available on the SEC’s website at www.sec.gov). Copies of exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests for such copies in writing to the Company’s Investor Relations Department, c/o Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054.

Where You Can Find More Information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy reports, statements or other information that the Company files at the SEC’s public reference rooms at 100 F. Street, NE, Washington, D.C., 20549.  Please call the SEC at (800) SEC-0330 for further information on the public reference rooms.  The SEC also maintains a website at http://www.sec.gov where the Company’s periodic filings and other information regarding the Company are available at no charge.

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company. The Code of Ethics is available on the Company’s website at www.sharpsinc.com. Amendments to and waivers from the Code of Ethics, if any, will also be disclosed and available on the Company’s website.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

General

The Board has fixed the close of business on September 24, 2018 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record of the outstanding shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the close of business on September 24, 2018, there were __ shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. The Common Stock is the only class of stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented to the stockholders.  Cumulative voting is not permitted by the stockholders of the Company’s Common Stock.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date is necessary to constitute a quorum for transaction of business at the Annual Meeting. Assuming the existence of a quorum, pursuant to our bylaws, the affirmative vote of a plurality of the shares of Common Stock present, either in person or represented by proxy, and entitled to vote at the Annual Meeting is required to elect directors (Proposal 1). The affirmative vote of a majority of the issued and outstanding shares is required to approve the authorized share increase (Proposal 2). With respect to Proposal 4, our bylaws provide that, if a quorum is present, the affirmative vote of a majority of the shares of Common Stock present, either in person or represented by proxy, and entitled to vote at the Annual Meeting is required to decide such matter. Proposal 3 is a non-binding advisory vote on matters related to executive compensation and therefore there is no voting standard for this proposal, since the voting results will be informational only. If a quorum is not present in person or by proxy, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions are counted toward the calculation of a quorum and will have the same effect as a vote against a proposal. Proxies returned by brokerage firms for which no voting instructions have been provided by the beneficial owners will count towards the quorum. Broker non-votes occur when a broker or nominee holding shares for a beneficial owner does not vote on a non-routine proposal because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to such proposal. A broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. The uncontested election of directors (Proposal 1) and the non-binding advisory vote regarding executive compensation (Proposal 3) are considered non-routine matters. If your shares are held by a broker or nominee and you do not provide such voting instructions, your shares will not be voted for Proposals 1 or 3.  Please provide instructions to your brokers or nominee on how to vote your shares. The approval of an amendment to the Company’s certificate of incorporation to increase the authorized shares of common stock (Proposal 2) and the ratification of the selection of the independent registered public accounting firm (Proposal 4) are considered routine matters.

Security Ownership of Management and Certain Beneficial Owners

The following table and notes thereto set forth certain information with respect to the shares of Common Stock beneficially owned by: (i) each director of the Company, (ii) all named executive officers of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person or group of affiliated persons known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, as of the Record Date. The address for each director and officer is c/o Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054.

	Common Stock
Name of Beneficial Owner	Amount and Nature of Ownership (1)	Percent of Class Owned Beneficially (2)
Directors:
F. Gardner Parker	286,623(3)	1.7%
John W. Dalton	1,118,900	6.7%
Parris H. Holmes	925,531	5.6%
David P. Tusa	438,454(4)	2.6%
Philip C. Zerrillo	453,531	2.7%
Executive Officers:
Diana P. Diaz	112,528(4)	*
Gregory C. Davis	51,708(4)	*
All executive officers and directors as a group (8 individuals)	3,440,388(4)	20.7%
Other:
Pessin Family 366 Madison Avenue, 14th Floor New York, NY 10017	1,346,552(5)	8.1%
James E. Sowell 1601 Elm Street, Suite 3500 Dallas, Texas 75201	1,141,491(6)	6.9%
Notes:

(1)
Unless otherwise noted in this table or notes relating hereto, each of the persons named in the table has sole voting and investment power with respect to the shares reported, subject to community property laws, where applicable.

(2)
The percentages indicated are based on (i) _ shares of Common Stock issued and outstanding on the Record Date and (ii) outstanding stock options exercisable within 60 days after the Record Date. A "*" indicates less than 1% ownership.

(3)	Mr. Parker has pledged 53,164 shares of Common Stock owned by him as collateral for a personal loan with a commercial bank.
(4)	Includes shares that the following directors and officers have the right to acquire within 60 days upon the exercise of stock options.

Mr. Tusa	349,454
Ms. Diaz	108,778
Mr. Davis	51,708
Mr. Halligan	53,113
Total	563,053

(5)
Based on Schedule 13D/A filed January 31, 2018 with the SEC,  Norman Pessin has sole voting and dispositive power with respect to 1,224,493 shares of Common Stock; and Sandra F. Pessin has sole voting and dispositive power with respect to 122,059 shares of Common Stock

(6)	Based on Schedule 13G filed July 31, 2018 with the SEC, James E. Sowell has sole voting and dispositive power with respect to 1,141,491 shares of Common Stock

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information with respect to each director and executive officer of the Company as of September 24, 2018. The executive officers are elected by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any two directors or executive officers.

Name	Age	Position
Directors:
Philip C. Zerrillo	60	Chairman of the Board
John W. Dalton (1),(2),(3)	77	Director
Parris H. Holmes (1),(2),(3),(4)	74	Director
F. Gardner Parker (1),(2),(3),(4)	76	Director
David P. Tusa	58	Director, Chief Executive Officer and President

Executive Officers:
Diana P. Diaz	55	Vice President and Chief Financial Officer
Gregory C. Davis	51	Vice President of Operations
Dennis P. Halligan	44	Vice President of Marketing
Notes:

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance Committee
(4)	Member of the Acquisition Committee

The following information about the Company’s executive officers and directors details their business experience, including the qualifications, attributes or skills that caused the Board to determine that each such board member should serve as a director of the Company.

Philip C. Zerrillo, Ph.D. has served as a director of the Company since September 1999 and assumed the position of non-executive Chairman of the Board in November 2016. Dr. Zerrillo served, from 1999 to 2004, as Associate Dean and Executive Director of the Executive Education program at the University of Texas in Austin. Dr. Zerrillo has also served, from 2000 to 2002, as the Graduate Business Dean at the University of Texas in Austin. He has served as a visiting professor at several universities, including Northwestern University JL Kellogg Graduate School of Management, Thammasat University (Thailand), Hebrew University (Israel), IMADEC University (Austria), Helsinki School of Economics (Singapore) and The Luiss Guido Carli School of Management (Rome). Dr. Zerrillo is also the author of numerous published articles in the fields of distribution channel management and business system innovation. Dr. Zerrillo is currently a professor at the Singapore Management University where he is Executive Director of Case Writing Initiatives and was formerly the Executive Director of Centre for Management Practice. Dr. Zerrillo also consults internationally. Dr. Zerrillo brings to the Board of Directors business and financial expertise gained from a Ph.D. in marketing, extensive international academic appointments and consultation with international businesses as well as strategic business management expertise.

John W. Dalton has served as a director of the Company since November 2008. From May 2004 to August 2016, Mr. Dalton operated an investment firm, Domaine Capital Properties, where he served as principal owner and founder. Mr. Dalton serves as the general partner or performs a similar function for a number of other private entities. Prior to May 2004, Mr. Dalton was a Vice President of RBC Dain Rauscher, Inc. (“RBC”), a full-service brokerage and investment firm. Mr. Dalton was employed by RBC for 38 years. Mr. Dalton was a director of Cleveland Bank and Trust from 1976 to 1980. In 1982 Mr. Dalton was appointed by the then Governor of the State of Texas to the Texas Motor Vehicle Commission where he served in various roles including Chairman from 1982 to 1987. Mr. Dalton brings to the Board of Directors extensive experience in capital markets, experience on several private boards as well as involvement in the Texas and Houston business communities.

Parris H. Holmes has served as a director of the Company since July 1998. He previously served on the Company’s Board of Directors from March 1992 until April 1996. Mr. Holmes served as Chairman of the Board and Chief Executive Officer of New Century Equity Holdings Corporation from May 1996 to June 2004.  Mr. Holmes served as both Chairman of the Board and Chief Executive Officer of USLD Communications Corp., formerly U.S. Long Distance Corp. (“USLD”), from September 1986 until August 1996, and served as Chairman of the Board of USLD until June 2, 1997.  Prior to March 1993, Mr. Holmes also served as President of USLD.  Mr. Holmes was a member of the Board of Directors of Princeton eCom Corporation, a leading provider of electronic bill presentment and payment services, from September 1998 until March 2004.  Mr. Holmes served as a member of the Board of Directors of Tanisys Technology Inc. from June 1993 through January 2002. Mr. Holmes brings to the Board of Directors extensive experience as a Chief Executive Officer, Chairman and Board member of numerous public and private companies in many industries.

F. Gardner Parker has served as a director of the Company since February 2003, served as the Company’s Lead Director from November 2008 through November 2010 and served as the non-executive Chairman of the Board from November 2010 to November 2016.  Mr. Parker serves on the board of directors of two other public companies, including: Carrizo Oil & Gas and Solaris Oilfield Infrastructure.  In the past, Mr. Parker served on the boards of Camden Property Trust, Crown Resources, Blue Dolphin Energy Company, Hercules Offshore, Pinnacle Oil & Gas and Triangle Petroleum Corporation. Mr. Parker was previously with Ernst & Ernst (now Ernst & Young LLP) for 14 years, seven of which he served as a partner.  Mr. Parker is a 2011 National Association of Corporate Directors (“NACD”) Board Leadership Fellow (through December 2013), completing a program of study for experienced corporate directors covering leading practices for boards and committees. Mr. Parker brings to the Board of Directors an extensive background in accounting and tax matters, experience as a director on the boards and audit committees of numerous public and private companies, and financial experience through his involvement in structuring private and venture capital investments for the past 25 years.

David P. Tusa was appointed President of the Company in June 2010, Chief Executive Officer on September 30, 2010 and a member of the Board of Directors in November 2010. He joined the Company in February 2003 as the Executive Vice President, Chief Financial Officer and Business Development and served in such positions until he was named President of the Company in June 2010.  Mr. Tusa was the Executive Vice President and Chief Financial Officer of Billing Concepts Corp. from August 1999 until June 2004. Prior to Billing Concepts, Mr. Tusa was Executive Vice President and Chief Financial Officer of U.S. Legal Support, a provider of litigation support services, during the period from September 1997 to August 1999.  Mr. Tusa also served as Senior Vice President and Chief Financial Officer of Serv-Tech, Inc., a publicly-held provider of specialty services to industrial customers in multiple industries, from April 1994 through August 1997.  Additionally, Mr. Tusa held various positions with CRSS, Inc., a publicly-held diversified services company from May 1990 through April 1994. Mr. Tusa served as an advisor to the Board of Directors of the Company from October 2001 to February 2003.  He is a Certified Public Accountant and holds a BBA from the University of Houston. Mr. Tusa brings to the Board of Directors extensive knowledge of the Company and its operations gained over his years of service as an advisor or executive of the company as well as his experience as a senior corporate executive with other high growth public companies, his financial and accounting experience, and his experience as a director of other public companies.

Diana P. Diaz, CPA joined the Company in June 2010 as Vice President and Chief Financial Officer. Previously Ms. Diaz served in progressively challenging roles in the health and energy industries including Chief Financial Officer of the University General Hospital in Houston, Texas from 2006 to 2009 and Controller at Memorial Hermann Healthcare System, Texas Medical Center from 2002 to 2006. Prior to that, Ms. Diaz served as Vice President and Controller of the wholesale group at Reliant Energy, Inc. Ms. Diaz was also a Senior Audit Manager at Deloitte where she had more than ten years of experience. She is a Certified Public Accountant and holds an MBA from Rice University and a BBA from the University of Texas.

Gregory C. Davis, Vice President of Operations, served as an information technology consultant to the Company beginning in 2004 and was appointed Director of Information Technology in March 2007. Mr. Davis was promoted to Vice President of Operations in May 2011 with responsibility for the Company’s traditional warehouse, manufacturing and distribution functions, while also managing delivery and integration of the increased data and technology requirements of the Company’s new solution offerings to its existing and new customers. Mr. Davis also continues to manage the information technology functions of the Company and during 2016 began to oversee customer service. Prior to joining the Company, Mr. Davis was the founder of an information technology company and held various positions in the information technology industry.

Dennis P. Halligan, Vice President of Marketing, joined the Company in February 2011 as the Company’s Director of Marketing and served in such position until November 2014 at which time he was named Vice President of Marketing.  During 2016, Mr. Halligan began to lead the Company’s Inside Sales group.  Prior to his employment with the Company, Mr. Halligan was a principal with Stir Creative, a web marketing agency focused on digital branding as well as the development of traditional and ecommerce platforms.  Prior to this, he was a Senior Marketing Manager at R.J. Reynolds Tobacco Company, responsible for brand promotions, sales distribution and new product launches in the company’s Texas, Oklahoma and Louisiana markets.  Mr. Halligan holds a BS in Marketing from the University of Louisiana at Lafayette.

BOARD OF DIRECTORS

Election of Directors - PROPOSAL ONE (1)

The bylaws of the Company provide that the Board of Directors shall consist of not fewer than three nor more than 10 members and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors at any meeting or by the stockholders at the Annual Meeting.

The Corporate Governance Committee of the Board of Directors has nominated the individuals named below to be elected as directors at the Annual Meeting. Each of the five nominees is presently serving as a Director of the Company. Each of the nominees has agreed to stand for election as a director of the Company, to serve until the Company’s 2019 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified.

The table below sets forth the names and ages of the nominees for director and the year each nominee first became a Director of the Company.  Biographical information on the nominees is set forth under the caption “Management.”

Name (Age)	Director Since
John W. Dalton (77)	2008
Parris H. Holmes (74)	1998
F. Gardner Parker (76)	2003
David P. Tusa (58)	2010
Philip C. Zerrillo (60)	1999

Unless otherwise indicated on any duly executed and dated proxy, the persons named in the enclosed proxy intend to vote the shares that it represents for the election of the nominees listed in the table above for the term specified. The Board of Directors anticipates that the listed nominees will be able and willing to serve, but if any nominee becomes unable or unwilling to serve, the proxy holders may vote such shares at their discretion for a substitute nominee designated by the Board of Directors.

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock, represented in person or by proxy at the Annual Meeting, is required for the election of directors. Assuming the receipt by each such nominee of the affirmative vote of at least a plurality of the shares of Common Stock represented at the Annual Meeting, such nominees will be elected as directors. The Board of Directors recommends that Stockholders vote “For” the election of the nominees for director.

Board’s Leadership Structure and Role in Risk Oversight

Director Independence The Board has determined that each of Messrs. Zerrillo, Dalton, Holmes, and Parker is an “independent director” within the meaning of the applicable rules of the SEC and NASDAQ.  The Audit Committee, Compensation Committee and Corporate Governance Committee of the Board are composed entirely of independent directors.

Succession and Transition David P. Tusa was appointed to the role of Chief Executive Officer effective September 30, 2010.  Mr. Tusa has been with the Company for over 14 years and has been a key player in driving the Company’s growth, strengthening the balance sheet and ensuring efficiency in operations.  Mr. Tusa has been instrumental in initiating the expansion of the Company’s service offerings to include a route-based pickup service via acquisitions, direct operations or subcontractor relationships and with the development of new solutions including MedSafe, a patent-pending solution for the safe collection, transportation and proper disposal of unwanted and expired prescription medications, including controlled substances from ultimate users and the TakeAway Recycle System, a shipback solution for the collection and recycling of single-use devices from surgical centers and other healthcare facilities. The Board believes Mr. Tusa’s primary role should be to lead and manage the day-to-day operations of the Company.  Mr. Tusa has extensive knowledge of the day-to-day operations of the Company and his focus continues to be on expanding the Company’s customer base, expanding relationships with existing customers, and developing strategic relationships and alliances.

Dr. Zerrillo was appointed Chairman of the Board (the “Chairman”) in November 2016. The Chairman is expected to organize the Board activities to enable the Board to effectively guide, oversee and hold management accountable. To fulfill that role, the Chairman is expected to create and maintain an effective working relationship with the Chief Executive Officer and other members of the Board; provide the Chief Executive Officer on-going direction as to Board needs, interests and opinions; and ensure that the Board agenda is appropriately directed to the matters of greatest importance to the Company. The Chairman is expected to preserve the distinction between management and oversight, ensuring that management develops a corporate strategy and the Board of Directors reviews and expresses its views on the corporate strategy. In addition, the Chairman’s roles include but are not limited to the following: (i) advising the Chief Executive Officer as to an appropriate schedule of Board meetings, (ii) seeking to ensure that the directors can perform their duties responsibly while not interfering with on-going Company operations, (iii) approving, with the Chief Executive Officer, an agenda and the meeting schedules for the Board of Directors and Board Committee meetings, (iv) advising the Chief Executive Officer as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management that is necessary or appropriate for the directors to effectively and responsibly perform their duties, (v) calling meetings of the directors, and (vi) acting as the principal liaison between the directors and the Chief Executive Officer on sensitive issues.

Board’s Role in Risk Oversight The Board is responsible for determining the ultimate direction of our business, determining the principles of our business strategy and policies and promoting the long-term interests of the Company. The Board possesses and exercises oversight authority over the business, subject to governing documents and applicable law, but delegates day-to-day management of the Company to the Chief Executive Officer and other executive officers. This structure requires clear and timely communication between the Chief Executive Officer and Chairman regarding management decisions that will impact the Board. Viewed from this perspective, the Board generally oversees risk management, and the Chief Executive Officer and other executive officers manage the material risks that we face. The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with such strategy.

Risks falling within this area would include but are not limited to business ethics, general business and industry risks, operating risks and financial risks. We have not concentrated within our executive officers responsibility for all risk management in a single risk management officer, but rather rely on various executive and other management personnel to understand, assess, mitigate and generally manage material risks that we face in various areas including capital expenditure plans, liquidity, operations and health, safety and environmental. As necessary, the Chief Executive Officer and other executive officers report to the Board and its committees, as appropriate, regarding material risk and the management of risk facing the Company. The Board monitors the risk management information provided to it and provides feedback to management from time to time.

The Audit Committee assists the Board in the oversight of the integrity of the Company’s financial statements and various matters relating to our publicly available financial information and our internal and independent auditors. The Audit Committee’s role includes receiving information from our employees and others regarding public disclosure, our internal controls over financial reporting and material violations of law. The Corporate Governance Committee evaluates related party transactions and potential conflicts of interest for the Company as they arise. Risks associated with retaining and incentivizing management fall within the scope of the authority of the Compensation Committee, which assists the Board in reviewing and administering compensation, benefits, and incentive and equity-based compensation plans. The Acquisition Committee reviews and approves (or recommends that the Board approve) potential acquisitions, divestitures, and investments proposed by the Company’s management.  These committees periodically receive reports from management regarding management’s assessment of risks and report regularly to the full Board regarding such risks.

Meetings, Committees and Committee Reports

Board and Committee Meetings The Board meets on a quarterly basis and holds special meetings whenever circumstances require.  The Board held four regularly scheduled quarterly meetings during the fiscal year ended June 30, 2018. The independent Board members meet in executive sessions at each quarterly Board of Directors meeting. During 2018, each of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he served that were held during the period in which he served as a director or committee member. The Company does not have a policy regarding director attendance at the Company’s Annual Meeting of Stockholders. All of the directors attended the Company’s 2017 Annual Meeting of Stockholders.

Committees of the Board The Board currently has four standing committees: Audit, Compensation, Acquisition and Corporate Governance.

Audit Committee Report: The information contained in this report pursuant to Item 407(d)(1)-(3) of Regulation S-K shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Audit Committee’s purpose is to assist the Board in its oversight of the Company’s internal controls and financial statements and the audit process. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable standards of the SEC and NASDAQ.  The Audit Committee operates pursuant to a written charter adopted by the Board. The charter of the Audit Committee is available on the Company’s website. The address of the Company’s website is http://www.sharpsinc.com. Mr. Dalton, Mr. Holmes and Mr. Parker (Chairman) are the current members of the Audit Committee. The Board has determined that Mr. Parker is an independent director who, in light of his business experience and financial expertise detailed above, qualifies as an audit committee financial expert, as that term is defined by the SEC and the applicable listing standards of the NASDAQ. The Audit Committee is responsible for pre-approving all services provided by the Company’s independent registered public accounting firm, BDO.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, BDO, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting and Oversight Board (United States). In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and BDO.  The Audit Committee has also discussed with BDO the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and has discussed with the independent registered public accounting firm its independence.

In overseeing the preparation of the Company’s financial statements and internal control over financial reporting, the Audit Committee met with both management and BDO to review and discuss all financial statements prior to their issuance, all assessments of internal control over financial reporting and significant accounting issues.  Based on the reports, review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

The Audit Committee met four times in the fiscal year ended June 30, 2018.

F. Gardner Parker (Chairman)
John W. Dalton
Parris H. Holmes

The Compensation Committee currently is comprised of three outside directors, Mr. Dalton (Chairman), Mr. Holmes and Mr. Parker, and administers and oversees all aspects of the Company’s Executive Compensation Policy and reports its determinations to the Board. The Compensation Committee operates pursuant to a written charter adopted by the Board. The charter of the Compensation Committee is available on the Company’s website and has been filed with NASDAQ.  The address of the Company’s website is http://www.sharpsinc.com.

The Compensation Committee met one time during the fiscal year ended June 30, 2018.

The Acquisition Committee is appointed by the Board to review and approve (or recommend that the Board approve) potential acquisitions, divestitures and investments proposed by the Company’s management.  The Acquisition Committee also evaluates the execution, financial results and integration of completed acquisition transactions.

The Acquisition Committee currently is comprised of two outside directors, Mr. Parker and Mr. Holmes. The Acquisition Committee did not meet during the fiscal year ended June 30, 2018.

The Corporate Governance Committee is appointed by the Board to ensure that the Board is appropriately constituted to meet its fiduciary obligations to the Company and its stockholders. The Corporate Governance Committee assists in monitoring and shaping the corporate governance of the Company and assists the Board in connection with Board nominations matters.  The Corporate Governance Committee evaluates the structure and membership of the Board and its committees and assesses the qualifications of prospective nominees to the Board.  In evaluating director candidates, the Corporate Governance Committee considers factors it deems relevant, including, at a minimum, each member and nominee’s general understanding of marketing, finance, accounting, or other elements relevant to the success of a publicly traded company in the current business environment, understanding of our business on an operational level, integrity, education and professional background, and willingness to devote time to the Board’s duties.

In addition, the Board evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in these various areas. The Board of Directors oversees Chief Executive Officer and senior management succession planning. The process focuses on building management depth, considers continuity and stability within the Company, and responds to the Company’s evolving needs and changing circumstances.

The Board of Directors does not specifically consider diversity in regards to ethnicity, gender, race, or age in assessing the qualifications of director nominees nor does it have a policy regarding diversity of nominee candidates. However, as stated above, the Corporate Governance Committee does consider the diversity of professional experiences and the background of nominees, both individually, and in the context of the whole Board.

The Corporate Governance Committee periodically reviews and assesses the adequacy of the Company’s Code of Ethics and makes recommendations to the Board regarding any amendments, modifications or waivers of the provisions thereof.

The Corporate Governance Committee is composed of three members of the Board, each of whom meets the independence requirements under the applicable listing standards of NASDAQ and the SEC. Messrs. Holmes (Chairman), Dalton and Parker are the current members of the Corporate Governance committee. The Board has adopted a written charter for the Corporate Governance Committee. The charter of the Corporate Governance Committee is available on the Company’s website. The address of the Company’s website is http://www.sharpsinc.com. In addition to the responsibilities and functions described above, the Corporate Governance Committee also:

•	recommends a slate of director nominees for approval by the Board and election by the stockholders in connection with the Company’s Annual Meeting of Stockholders;
•	reviews stockholder nominations for candidacy to the Board, if any, and any stockholder proposals affecting corporate governance and makes recommendations to the Board accordingly;
•	periodically reviews overall corporate governance principles, procedures and practices of the Company and makes recommendations to the Board as appropriate;
•	periodically reviews and reports to the Board on the effectiveness of the Company’s corporate governance;
•
periodically reviews the charter of the Corporate Governance Committee, the Company’s certificate of incorporation, bylaws and other corporate governance documents and recommends any changes or amendments to the Board, as the Committee deems appropriate, including changes necessary to satisfy any applicable requirements of NASDAQ, the SEC and any other regulatory requirements;

•	monitors the independence of directors under all applicable rules and regulations;
•	reviews any potential conflicts of interest between the directors or the executive officers and the interests of the Company;
•	oversees and reviews the Company’s processes for providing information to the Board so that the Board obtains appropriately detailed information in a timely fashion; and
•	provides a report of the Corporate Governance Committee’s activities to the full Board not less than once per year.

In addition to the responsibilities listed above, the Corporate Governance Committee undertakes such other duties as the Board delegates to it and performs such other activities as are consistent with the charter of the Corporate Governance Committee.

Stockholders desiring to make recommendations for candidacy to the Board should submit such recommendations to Diana P. Diaz, Corporate Secretary, Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054. The Corporate Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

The Corporate Governance Committee did not meet during the fiscal year ended June 30, 2018.

Director Compensation

The following table provides information about compensation earned for the fiscal year ended June 30, 2018 by non-employee members of the Board of Directors. Directors that are employees receive no additional compensation for their services on the board.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Grants ($) (1)	Restricted Stock Grants (#)	Total Compensation ($)

John W. Dalton	$40,000	$53,159	12,748	$93,159
Parris H. Holmes	$40,000	$52,108	12,496	$92,108
F. Gardner Parker	$40,000	$53,159	12,748	$93,159
Philip C. Zerrillo	$60,000	$62,550	15,000	$122,550
Notes:

(1)
Amounts represent the aggregate grant date fair value of stock-based compensation expense computed in accordance with FASB ASC Topic 718 Stock-Based Compensation. The assumptions used to calculate these amounts are included in Note 2 Summary of Significant Accounting Policies in Notes to Consolidated Financial Statements in the Company's most recent Annual Report on Form 10-K.

Non-Employee Board of Director Compensation Policy On November 16, 2017, the Compensation Committee approved Board of Director compensation for the Company’s non-employee directors effective for the service period from October 1, 2017 through September 30, 2018, paid or issued quarterly (except for special board meetings) as follows:

	Chairman of the Board	Board Member	Committee Chair	Committee Member
Quarterly Cash Retainer ($)	$15,000	$10,000
Quarterly Restricted Stock Awards (shares):
Board Membership	2,500	2,500
Chairman of the Board	1,250
Audit Committee			375	187
Compensation Committee			375	187
Corporate Governance Committee			250	125
Cash Fees for Special Meetings ($)	$1,000	$1,000

Directors are reimbursed for reasonable expenses incurred in attending meetings.

The Compensation Committee is expected to establish a Non-Employee Board of Directors Compensation Policy for the period subsequent to September 30, 2018 consistent with that established on November 16, 2017.

EXECUTIVE COMPENSATION

2018 Compensation Actions Related to Named Executive Officers During the fiscal year ended June 30, 2018 and as detailed more in the Summary Compensation Table, the following compensation related actions occurred:

• Options to purchase the Company’s stock were granted to Mr. Tusa, Ms. Diaz and Mr. Davis for fiscal year ended June 30, 2018.
• No cash bonuses were awarded for fiscal year ended June 30, 2018.

No stock awards (other than option grants described above) were granted to our Named Executive Officers during the fiscal year ended June 30, 2018.

Role of the Compensation Committee The Compensation Committee’s overall goal is to develop executive compensation policies that are consistent with, and linked to, the Company’s strategic business objectives and values.  The Compensation Committee approves the design of, assesses the effectiveness of and administers executive compensation programs in support of the Company’s compensation policies. At least annually, the Company’s Chief Executive Officer reports to the Compensation Committee an evaluation of executive performance and a recommendation regarding salary and other remuneration for executives. The Compensation Committee considers these evaluations and recommendations during its regularly scheduled sessions, and may choose to adopt the recommendations or modify them at its sole discretion. The Compensation Committee reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance and considers related matters.

Role of the Compensation Consultant Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees. The Company is not currently utilizing an independent compensation consultant and did not engage a compensation consultant with respect to the fiscal year ended June 30, 2018.

Consideration of Recent Stockholder Advisory Votes on Executive Compensation At the Company’s most recent annual meeting of stockholders held on November 16, 2017, the Company’s stockholders approved by a favorable vote of 98.8% of the shares voted on such proposal, the compensation of the Company’s Named Executive Officers as described in the Company’s proxy statement for such annual meeting. Although this vote is non-binding, the Compensation Committee viewed this strong endorsement of the executive compensation philosophy, policies and decisions as an additional factor supporting the Compensation Committee’s conclusion that the existing approach to executive compensation is appropriate and successful for the Company.

Compensation Philosophy The Company’s executive compensation policies have four primary objectives: (i) to attract and retain highly competent executives to manage the Company’s business, (ii) to offer executives appropriate incentives for accomplishment of the Company’s business objectives and strategy, (iii) to encourage stock ownership by executives to enhance mutuality of interest with stockholders and (iv) to maximize long-term stockholder value.

Elements of Compensation The key elements of the Company’s executive compensation are base salary and an annual compensation pool that includes both cash bonuses (short-term) and stock options (long-term). These key elements are addressed separately below.  In determining compensation, the Compensation Committee considers all elements of an executive’s total compensation package.

Base Salary Base salaries for executives are determined initially by evaluating the executive’s level of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by individual performance.  Individual performance is evaluated based on sustained levels of individual contribution to the Company.  When evaluating individual performance, the Compensation Committee considers the executive’s efforts in promoting Company values, continuing educational and management training, improving product quality, developing relationships with customers and vendors and demonstrating leadership abilities among co-workers.

Annual Incentives Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive.  Factors considered include Company performance versus expectations, as well as individual accomplishments.

On September 28, 2017, the Compensation Committee approved a Compensation and Incentive Plan effective for fiscal year 2018 (ending June 30, 2018) (the “CIP”) which replaced in its entirety the prior CIP. The CIP, which includes the Company’s Executive Officers as participants, is designed to provide an annual incentive compensation opportunity for key executives in exchange for the Company achieving key financial and other goals (ex. annual Budget).  The CIP is summarized as follows:

Award Opportunities – Effective for the fiscal year 2018, the covered participants will be eligible for an annual cash incentive bonus pool ($480,000 for 2018 of which 40% is applicable to the CEO and 60% is allocable to the other covered participants based on a recommendation by the CEO) and a stock option pool (250,000 stock options for 2018 of which 100,000 stock options are applicable to the CEO and 150,000 stock options which are allocated to other covered participants based on a recommendation by the CEO and approved by the Committee). Within thirty (30) days after the Company’s earnings release for the most recently completed fiscal year, the actual CIP award performance will be calculated to determine the total cash and stock option CIP awards earned for the most recently completed performance cycle.

Performance Measures – The CIP performance targets include the following:

•	Achievement of Annual Budgeted Revenue – weighted 25%
•	Achievement of 110% or more of Annual Budgeted Revenue – weighted 25%
•	Achievement of Annual Budgeted Pre-Tax Profit – weighted 12.5%
•	Achievement of 110% or more of Annual Budgeted Pre-Tax Profit – weighted 12.5%
•	Discretionary Portion – weighted 25% – approved by the Committee based on positioning the Company for future growth

The CIP terminated on June 30, 2018. There is no incentive plan for Executive Officers in place at the date of this proxy statement. The Compensation Committee is working on a new compensation and incentive plan that would be effective for the fiscal year ended June 30, 2019.

Executive Compensation Tables and Related Information

The following table sets forth compensation earned by the Company's Named Executive Officers for the fiscal years ended June 30, 2018 and 2017:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Option Awards ($) (2)	All Other Comp ($) (4)	Total

David P. Tusa	2018	$ 350,000(3)	$—	$79,850	$19,350	$449,200
Chief Executive Officer and President	2017	$ 350,000(3)	$—	$—	$20,445	$370,445
(Principal Executive Officer)
Diana P. Diaz	2018	$ 215,000(3)	$—	$39,925	$3,225	$258,150
Vice President and Chief Financial Officer	2017	$ 215,000(3)	$—	$—	$3,061	$218,061
(Principal Financial and Accounting Officer)
Gregory C. Davis	2018	$ 195,000(3)	$—	$31,940	$8,209	$235,149
Vice President of Operations	2017	$ 195,000(3)	$—	$—	$8,209	$203,209
Notes:

(1)	Bonuses are reported for the fiscal year earned even if paid in the following fiscal year.
(2)
As required by SEC rules, amounts in this column represent the aggregate grant date fair value of stock-based compensation expense as required by FASB Topic 718 Stock Based Compensation.  The assumptions used to determine the aggregate grant date value can be found in the Company's Form 10-K in Note 2 Summary of Significant Accounting Policies in the Notes to the Consolidated Financial Statements.

(3)	Effective September 10, 2015, the Compensation Committee approved base compensation increases to the following levels: Mr. Tusa $350,000; Ms. Diaz $215,000; and Mr. Davis $195,000.
(4)	Amount includes the following Company-paid amounts included in all other compensation:

Named Executive Officer	Fiscal Year	Medical- Related Insurance Premiums	401(k) Matching Funds	Vehicle Expense	Total

David P. Tusa:	2018	$5,700	$4,050	$9,600	$19,350
	2017	$5,700	$5,145	$9,600	$20,445
Diana P. Diaz:	2018	$—	$3,225	$—	$3,225
	2017	$—	$3,061	$—	$3,061
Gregory C. Davis:	2018	$5,700	$2,509	$—	$8,209
	2017	$5,700	$2,509	$—	$8,209

The following table provides information about the outstanding options held by the Named Executive Officers as of June 30, 2018:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securties Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Option Grant Date

David P.Tusa:	109,375	—	$3.98	11/17/2018	11/17/2011
	5,625	—	$3.05	11/7/2019	11/7/2012
	20,000	—	$4.84	11/21/2020	11/21/2013
	90,000	30,000	$4.30	11/20/2021	11/20/2014
	75,000	25,000	$5.73	3/18/2022	3/18/2015
	4,635	4,635	$6.74	8/28/2022	8/28/2015
	—	50,000	$4.80	9/28/2024	9/28/2017

Diana P. Diaz:	15,000	—	$3.98	11/17/2018	11/17/2011
	3,575	—	$3.05	11/7/2019	11/7/2012
	12,000	—	$4.84	11/21/2020	11/21/2013
	48,750	16,250	$4.30	11/20/2021	11/20/2014
	4,635	4,635	$6.74	8/28/2022	8/28/2015
	—	25,000	$4.80	9/28/2024	9/28/2017

Gregory C. Davis:	5,000	—	$3.98	11/17/2018	11/17/2011
	6,650	—	$3.05	11/7/2019	11/7/2012
	9,000	—	$4.84	11/21/2020	11/21/2013
	18,750	6,250	$4.30	11/20/2021	11/20/2014
	705	705	$6.74	8/28/2022	8/28/2015
	—	20,000	$4.80	9/28/2024	9/28/2017
Notes:

(1)
Options vest in equal annual installments over the four years after the option grant date. Each option is subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each option is further subject to the terms and conditions set forth in the 2010 Stock Plan and in the applicable stock option agreement.

Equity Compensation Plan Information

The following table provides information as of June 30, 2018 regarding the equity compensation plans under which the Company’s equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

2010 Stock Plan as approved by shareholders (1) (2)	933,153	$4.57	1,453,649
Notes:

(1)	Represents stock options issued under the Sharps Compliance Corp. 2010 Stock Plan.
(2)	Number of securities to be issued and weighted average exercise price include the effect of 13,248 shares of restricted stock issued to the Board of Directors.

Sharps Compliance Corp. 2010 Stock Plan

General. The 2010 Stock Plan, approved by the stockholders of the Company, is intended to advance the best interests of the Company and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company. The 2010 Stock Plan permits the grant of incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), restricted stock, restricted stock unit awards (“RSUs”), other stock-based awards and cash-based awards (individually or collectively, the “Awards”). Grants of ISOs are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. The 2010 Stock Plan includes a forfeiture provision which allows the Administrator (as defined below), under certain circumstances, to cancel unexercised stock awards previously granted to a participant.

Shares Subject to the 2010 Stock Plan.  The 2010 Stock Plan provides for the issuance of up to 3,000,000 shares of the Company’s common stock, of which 1,453,649 are available for issuance under the 2010 Stock Plan.

Administration.  The 2010 Stock Plan is administered by the Compensation Committee, except in the case of awards issued to directors, which are administered by the Board (individually or collectively, the “Administrator”). Subject to the terms of the 2010 Stock Plan, the Administrator has the authority to determine the persons to whom Awards will be granted; the number and exercise price of shares of stock covered in each Award; the terms, provisions and conditions of each Award; acceleration of vesting; and all other determinations and actions necessary to properly administer the plan.  The Administrator may authorize one or more officers of the Company to designate employees to receive Awards as well as the size of such Awards, subject to certain limitations.

Eligibility.  Awards may be granted to employees and directors of the Company, except for ISOs which can only be awarded to key employees.  Awards other than ISOs may also be granted to persons who are expected to become key employees within six months.

Awards.  Options and Restricted Stock Awards may be granted under the 2010 Stock Plan at the discretion of the Administrator.  The Administrator specifies the terms and any restrictions on the awards.  Other Awards may be granted under the 2010 Stock Plan at the discretion of the Administrator including RSUs and cash based awards. However, these have not been awarded in the past and are not expected to be used under existing incentive plans.

Change in Capital Structure.  The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Company’s Common Stock or stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

Change in Control.  In the event of an occurrence of a change in control of the Company as defined in the 2010 Stock Plan, all outstanding ISOs and NQSOs and Restricted Stock Awards granted under the Plan will become fully vested and exercisable and all risk of forfeiture restrictions applicable thereto shall lapse.  The effect, if any, of a change in control of the Company on any other Award granted under the Plan will be determined in accordance with the award agreement applicable to such award.

Federal Income Tax Consequences. The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Plan, nor does it address state, local, or non-U.S. taxes.

A participant generally is not required to recognize income on the grant of an Award other than a cash–based award. Instead, ordinary income generally is recognized on the date the option is exercised, or in the case of restricted stock awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the awards. In general, the amount of ordinary income required to be recognized is (a) in the case of an option, an amount equal to the excess, if any, of the fair market value of shares on the exercise date over the exercise price and (b) in the case of restricted stock awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts. Upon payment of a cash-based award, a participant is required to recognize ordinary income in the amount of the award.

Termination and Amendment of the 2010 Stock Plan.  The Board of Directors may terminate or amend the 2010 Stock Plan in any respect or at any time, except that no amendment requiring stockholder approval will be effective without approval of the stockholders as required by applicable law or stock exchange rules.

Amendment to the Company's Certificate of Incorporation to Increase the Authorized Shares of Common Stock - PROPOSAL TWO (2)

The Company proposes an amendment to its certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000 shares. The Board believes that the proposed increase in authorized shares of common stock is desirable to ensure that shares will be available, if needed, for issuance in connection with grants of equity awards, possible acquisitions, potential business and financial transactions and other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes, without delay or the necessity for stockholder approval, would be beneficial to the Company. The Company does not have any specific plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment. No further action or authorization by the Company’s stockholders would be necessary prior to the issuance of the additional shares of Common Stock. The amendment would amend and restate Section A of Article 4 of our certificate of incorporation as follows:

General. The corporation shall have authority to issue two classes of stock, and the total number authorized shall be Forty Million (40,000,000) shares of Common Stock of the par value of one cent ($0.01) each, and one million (1,000,000) shares of Preferred Stock of the par value of one cent ($0.01) each. All shares of the Common Stock shall rank equally and all shares of the Preferred Stock shall rank equally and be identical in all respects regardless of series, except with respect to the Preferred Stock (i) as to terms which may be specified by the board of directors pursuant to the provisions of Section B of this Article 4, and (ii) that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and be cumulative. A description of the different classes of stock of the corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

Any authorized shares of the Company's common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The holders of the Company's common stock have no preemptive rights to subscribe for or purchase any additional shares of the Company's common stock that may be issued in the future.

The increase in the Company’s authorized shares of common stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they could decrease the Company’s existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the Company’s existing stockholders.

As of June 30, 2018, 16,377,636 shares of Common Stock were issued and 16,082,021 shares were outstanding, an aggregate of 933,153 shares of Common Stock were reserved for issuance upon the exercise of outstanding options granted under our existing stock plans and an aggregate of 1,453,649 shares of Common Stock were reserved for issuance upon the exercise of future option grants under such plans. As a result, as of June 30, 2018, we have 1,235,562 shares of Common Stock available for issuance. If the proposed amendment is approved, 20,000,000 additional shares of Common Stock would be authorized, resulting in a total of 21,235,562 shares of Common Stock available for future issuance.

An increase in the number of authorized shares of our common stock may make it more difficult to, or discourage an attempt to, obtain control of us by means of a takeover bid that the Board of Directors determines is not in our best interest nor in the best interests our stockholders. However, the Board of Directors does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of us. We have no current plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Approval of the amendment requires the affirmative vote of a majority of the voting power of our outstanding shares of common stock entitled to vote.

If approved at the annual meeting, the amendment would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly in the event this Proposal 2 is approved by our stockholders.

The Board of Directors recommends that Stockholders vote “For” an amendment to the Company's certificate of incorporation to increase the authorized shares of common stock.

Employment Contract, Termination of Employment and Change in Control Agreements

The Company appointed David. P. Tusa as CEO on September 30, 2010. On June 14, 2010, the Company promoted Mr. Tusa to President and amended his employment agreement to reflect an increase in annual base salary to $275,000. Effective March 1, 2012 and September 10, 2015, Mr. Tusa’s employment agreement was amended to reflect an increase in annual base salary to $300,000 and $350,000, respectively. Prior to the amendments stated above, Mr. Tusa’s employment agreement, originally dated July 14, 2003, reflected his initial position with the Company as Executive Vice President, Chief Financial Officer and Business Development and periodic salary revisions through August 19, 2005 to a level of $250,000. The amended agreement expires one year from its effective date, subject to automatic annual, one-year extensions. The amended employment agreement further provides that if the Company terminates the employment of Mr. Tusa without cause at any time during the term, Mr. Tusa would be entitled to severance equal to 18 months’ salary, plus a pro-rata portion of any earned bonus. Additionally, Mr. Tusa would be entitled to continuation of all employee benefits until the earlier of the end of the severance period or employment with another organization. In connection with his employment, the Company and Mr. Tusa entered into a Non-Competition and Confidentiality Agreement.

The Company entered into an employment agreement with Diana P. Diaz as the Company’s Vice President and Chief Financial Officer on June 14, 2010 at an annual base salary of $175,000. Effective March 1, 2012 and September 10, 2015, Ms. Diaz’s employment agreement was amended to reflect an increase in annual base salary to $190,000 and $215,000, respectively. The amended employment agreement further provides for severance of six months’ salary should Ms. Diaz be terminated without cause. In connection with her employment, the Company and Ms. Diaz entered into a Non-Competition and Confidentiality Agreement.

The Company entered into an employment agreement to promote Gregory C. Davis to Vice President of Operations, on May 18, 2011. The employment agreement provides for a base salary of $170,000 which was increased to $195,000 in September 2015. In connection with his employment, the Company and Mr. Davis entered into a Non-Competition and Confidentiality Agreement.

Non-Binding Advisory Vote on Executive Compensation - PROPOSAL THREE (3)

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act required the SEC to adopt rules requiring the Company to seek a non-binding advisory vote from our stockholders to approve the compensation awarded to our executive officers disclosed pursuant to Section 14A of the Exchange Act and Item 402 of Regulation S-K.

The Company’s overall goal is to develop executive compensation policies that are consistent with, and linked to, the Company’s strategic business objectives and values. The Company’s executive compensation policies have four primary objectives: to attract and retain highly competent executives to manage the Company’s business, to offer executives appropriate incentives for accomplishment of the Company’s business objectives and strategy, to encourage stock ownership by executives to enhance mutuality of interest with stockholders and to maximize long-term stockholder value. The key elements of the Company’s executive compensation are base salary and an annual compensation pool that includes both cash bonuses (short-term) and stock options (long-term).

A detailed discussion of the Company’s executive compensation in 2018 is set forth under the caption “Executive Compensation.” Stockholders are encouraged to read this material in its entirety to obtain an informed understanding of our executive compensation program.

This proposal, commonly referred to as “say-on-pay,” enables stockholders the opportunity to express their views regarding the Company’s executive compensation program in general and not of any one or more particular elements of that program.  Stockholders have the opportunity to vote for, against, or abstain from voting on approval of 2018 executive compensation. This vote is a non-binding advisory vote on 2018 executive compensation. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of Sharps Compliance Corp. hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Securities Exchange Commission Regulation S-K, including  the compensation tables and narrative disclosures.

The Board of Directors recommends that Stockholders vote “For” approval, on an advisory basis, of 2018 executive compensation.  The Compensation Committee and the full Board intend to consider and take into account the outcome of this non-binding advisory vote in making future executive compensation decisions.

Ratification of Independent Registered Public Accountant – PROPOSAL FOUR (4)

Independent Registered Public Accountant  The firm of BDO acts as our independent registered public accounting firm and audited the financial statements of the Company for the fiscal years ended June 30, 2018 and 2017.

BDO has been engaged by the Audit Committee of the Company’s Board of Directors as its independent registered public accounting firm since December 1, 2014. BDO has advised the Company that it will have in attendance at the Annual Meeting a representative who will respond to appropriate questions presented at such meeting regarding the Company’s financial results and condition at the close of its most recent fiscal year. The representative of the firm will be afforded an opportunity to make a statement if he or she wishes to do so.

Fee Information Fees for professional services provided by our independent registered public accountant in each of the last two fiscal years, in each of the following categories, are:

	2018	2017
Audit fees	$250,850	$222,500
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
	$250,850	$222,500

Fees for audit services include fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q and other audit-related fees (which include fees for consents and comfort letters provided for registration statements and offerings). There were no fees for tax related services or any other fees billed by the Company’s independent registered public accountant. All of the above noted services performed and fees billed by the Company’s independent registered public accountant were pre-approved in compliance with the Company’s Audit Committee Charter.

Pre-Approval Policies and Procedures In accordance with its charter, the Audit Committee pre-approves all audit services and permissible non-audit services to be performed for us by the Company’s independent registered public accountant.  Under this policy, services are pre-approved as follows:

• Annually, the Company’s independent auditors and management present to the Audit Committee the audit and non-audit services to be provided during the upcoming fiscal year and the estimated fees associated with each such service.  The Audit Committee pre-approves or rejects the proposed services and fees as it deems appropriate.

• If additional audit or non-audit services are presented for pre-approval during the year, the Audit Committee pre-approves or rejects such additional services and the fees associated with such services as it deems appropriate.

• In deciding whether to pre-approve any proposed services, the Audit Committee considers, (i) potential conflicts of the proposed services with SEC and PCAOB rules on auditor independence, (ii) whether the independent registered public accountant is qualified to perform the proposed services, (iii) the benefits of the proposed services to the Company and (iv) the relationship between fees for audit and non-audit services.  The Audit Committee will not approve proposed services that it believes, individually or in the aggregate, may impair the independence of the independent registered public accountant.

• The independent registered public accountant provides updates regularly with respect to, and the Audit Committee reviews, the services actually provided by the independent registered public accountant and the fees incurred with respect to those services.

Although stockholder ratification of the Audit Committee’s selection of the independent registered public accounting firm is not required by law or the procedures adopted by the Company’s Board of Directors, the Committee’s selection of BDO as the Company’s independent registered public accounting firm for the current fiscal year is being submitted for ratification by the stockholders at the annual meeting because the Company’s Board of Directors has determined that such ratification is a matter of good corporate governance practice. If this proposal is not approved at the annual meeting, the Audit Committee may reconsider its selection of BDO. Even if the selection of BDO is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The Board of Directors recommends that Stockholders vote “For” the ratification of BDO as the Company’s independent registered public accountant for the current fiscal year.

OTHER
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the Section 16(a) reports and all amendment thereto furnished to the Company during and with respect to the fiscal year ended June 30, 2018, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were timely complied with.

Certain Relationships and Related Party Transactions

Our Board of Directors is currently primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related-person transactions and then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in these transactions. Our Governance Committee is responsible for the review, approval and ratification of “related-person transactions” between us and any related person. Under SEC rules, a related person is a director, executive officer, nominee for director or beneficial holder of more than of 5% of any class of our voting securities or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the Governance Committee will consider: (i) the nature of the related person’s interest in the transaction; (ii) the material terms of the transaction, including the amount involved and type of transaction; (iii) the importance of the transaction to the related person and to the Company; (iv) whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and (v) any other matters the Governance Committee deems appropriate. Any member of the Governance Committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Since the beginning of the fiscal year ended June 30, 2017, there have been no transactions with related persons requiring disclosure pursuant to Item 404 of Regulation S-K.

Stockholders’ Proposals for the 2019 Annual Meeting

Any proposals of holders of Common Stock intended to be presented pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) at the annual meeting of Stockholders to be held in 2019 must be received by the Company, addressed to the Corporate Secretary of the Company at 9220 Kirby Drive, Suite 500, Houston, Texas 77054, by June 5, 2019 to be considered for inclusion in the Company’s proxy statement and form of proxy related to such meeting. After June 5, 2019, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2019 annual meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

Communications with the Board of Directors

Individuals may communicate with the Company’s Board by submitting a letter addressed to the member or members of the Board to whom the communication is directed, care of the Company’s Corporate Secretary, Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054.  All such communications, other than unsolicited commercial solicitations or communications will be forwarded to the appropriate director or directors for review.

Other Matters

As of the date of this Proxy Statement, management does not intend to present any other items of business, and is not aware of any matters to be presented for action at the Annual Meeting other than those described above.  However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

The cost of preparing, assembling and mailing this proxy-soliciting material is paid by the Company.  In addition to solicitation by mail, the Company’s directors, officers and employees may solicit proxies by telephone or other means of communication.  Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries that hold the voting securities of record, for the forwarding of solicitation materials to be beneficial owners thereof.  The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

By order of the Board of Directors

Diana P. Diaz
Corporate Secretary
Houston, Texas
October _, 2018

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY OR PROXIES IN THE SELF-ADDRESSED ENVELOPE

REVOCABLE PROXY — SHARPS COMPLIANCE CORP.

ANNUAL MEETING OF STOCKHOLDERS
November 15, 2018

The undersigned hereby appoint(s) David P. Tusa and Diana P. Diaz, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the Common Stock, par value $0.01 per share, of Sharps Compliance Corp. (the "Company") held of record by the undersigned at the close of business on September 24, 2018, at the Annual Meeting of Stockholders to be held on November 15, 2018, or any adjournment(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, it will be voted in accordance with the recommendations of the Board of Directors. The Board of Directors recommends that votes be cast FOR the election of all the nominees for the Board of Directors, FOR approval of an amendment to the Company's Certificate of Incorporation to increase the authorized shares of common stock, FOR approval of the Company's executive compensation, FOR the ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as independent registered public accounting firm for the current fiscal year and in the discretion of the Proxies with respect to any other matter that is properly presented at the meeting. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 4 and FOR a once every year frequency for Proposal 3. 1. PROPOSAL TO ELECT FIVE DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THE ELECTION AND QUALIFICATION OF THEIR RESPECTIVE SUCCESSORS. For Withhold For Withhold For Withhold 01 - JOHN W. DALTON 02 - PARRIS H. HOLMES 03 - F. GARDNER PARKER 04 - DAVID P. TUSA 05 - PHILIP C. ZERRILLO For Against Abstain 2. TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION ON AN ADVISORY BASIS. 3. TO RECOMMEND FUTURE VOTES ON APPROVAL OF EXECUTIVE COMPENSATION OCCUR EVERY 1 Year 2 Years 3 Years Abstain 4. TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR. For Against Abstain 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please execute this proxy as your name appears hereon. When shares are held by joint tenents, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U PX 3 4 6 6 3 7 2

The Proxy Statement is available at: http://www.edocumentview.com/SMED PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — SHARPS COMPLIANCE CORP. ANNUAL MEETING F STOCKHOLDERS November 16, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) David P. Tusa and Diana P. Diaz, and